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Exhibit 99.1

[VillageEDOCS letterhead]



FOR IMMEDIATE RELEASE


VillageEDOCS Commences Trading on the OTCBB

     TUSTIN, California - January 29, 2002 - VillageEDOCS, (OTCBB: VEDO - news:
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www.villageedocs.com) a leading provider of business-to-business
Internet-enabled document delivery, announced today that shares of its common stock are now trading on the Over-The-Counter Bulletin Board (OTCBB) under the symbol "VEDO." The Company currently has approximately 14 million shares outstanding.

     "Today is an exciting one for VillageEDOCS, "said Mason Conner, VillageEDOCS' President and Chief Executive Officer, "As a publicly-traded company, we will have significantly improved access to the capital markets while providing our stockholders with a public market for their shares. We believe the market will embrace our accomplishments as we continue to penetrate the large market for business-to-business fax solutions."

About VillageEDOCS

     Founded in 1995, VillageEDOCS provides Internet-enabled, business-to-business document delivery services for organizations with mission-critical needs. VillageEDOCS is headquartered in Tustin, CA and can be reached at 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com,
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Website: www.villageedocs.com.
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Statement regarding Forward-Looking Information

     This Press Release, as well as other information included in oral statements or other written statements made or to be made by VillageEDOCS, includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our beliefs and assumptions, and on information currently available to us. The words "anticipated," "believe," "expect," "plan," "intended," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect the Company's current views with respect to future events and financial performance and involves risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers,

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and various other matters, many of which are beyond the Company's control, including, without limitation, the risks described under the caption "DESCRIPTION OF BUSINESS- RISK FACTORS" in the Company's Form 10-SB filed with the Securities and Exchange Commission on December 20, 2000. Our future results and stockholder values may differ materially from those expressed in these forward- looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.